Exhibit 99.1

news release

Enbridge Energy Partners Announces Completion of Exchange Offers

Houston, August 28, 2008 — Enbridge Energy Partners, L.P. (NYSE:EEP) (the “Partnership”) announced today that it has completed the offers to exchange up to $400,000,000 of its 6.50% Series B Notes due 2018 that have been registered under the Securities Act of 1933 for up to $400,000,000 of 6.50% Series A Notes due 2018 that have not been registered under the Securities Act of 1933 and up to $400,000,000 of 7.50% Series B Notes due 2038 that have been registered under the Securities Act of 1933 for up to $400,000,000 of 7.50% Series A Notes due 2038 that have not been registered under the Securities Act of 1933.

The Partnership received tenders for $395,000,000 in aggregate principal amount of the outstanding $400,000,000 of 6.50% Series A Notes due 2018, which were exchanged for $395,000,000 of 6.50% Series B Notes due 2018. The Partnership also received tenders for all $400,000,000 in aggregate principal amount of the 7.50% Series A Notes due 2038, which were exchanged for $400,000,000 of 7.50% Series B Notes due 2038.

Enbridge Energy Partners, L.P. (www.enbridgepartners.com) owns the U.S. portion of the world’s longest liquid petroleum pipeline and is active in natural gas gathering, processing and transmission.

Treasury Contact:	Investor Relations Contact:
Jonathan Rose	Douglas Montgomery
Telephone: (403) 231-7392	Toll-free: (866) EEP INFO or (866) 337-4636
E-mail: jonathan.rose@enbridge.com	E-mail: eep@enbridge.com

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